UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2016
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	1-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 2, 2016, the Board of Directors (the “Board”) of EMCORE Corporation (the “Company”) appointed Ettore J. Coringrato, Jr. as a Class C director of the Company, effective immediately. Mr. Coringrato was also appointed to serve as a member of the Board’s Compensation Committee, Nominating Committee and Strategy Committee.

There are no arrangements or understandings between Mr. Coringrato and any other persons pursuant to which Mr. Coringrato was selected as a director. There are also no family relationships between Mr. Coringrato and any director or executive officer of the Company and Mr. Coringrato does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Coringrato’s appointment to the Board, Mr. Coringrato will receive the standard compensation received by non-employee directors pursuant to the Company’s Directors’ Compensation Policy, effective January 1, 2016, which was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2016 and is incorporated herein by reference. The Company will also enter into its standard form of indemnification agreement with Mr. Coringrato, the form of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated December 11, 2012.

Item 7.01.                                      Regulation FD Disclosure.

On June 6, 2016, the Company issued a press release announcing the appointment of Mr. Coringrato to the Board. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 6, 2016, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 6, 2016	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer